SCHEDULE 14A INFORMATION
                            ------------------------

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant
Filed by a Party other than the Registrant

Check the appropriate box:
[x]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2))
[ ]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant toss. 240.14a-11(c) orss. 240.14a-12



                           Trimble Navigation Limited
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)



--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
       (1) Title of each class of securities to which transaction  applies:  N/A
       (2) Aggregate number of securities to which transaction  applies: N/A
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A
       (4) Proposed maximum aggregate value of transaction: N/A
       (5) Total fee paid: N/A

[ ]    Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)    Amount Previously Paid: N/A
       (2)    Form, Schedule, or Registration Statement No.: N/A
       (3)    Filing Party: N/A
       (4)    Date Filed: N/A

                           TRIMBLE NAVIGATION LIMITED

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 20, 2003

TO THE SHAREHOLDERS:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Trimble Navigation Limited (the "Company") will be held at the Four Points Sheraton in Sunnyvale, located at 1250 Lakeside Drive, Sunnyvale, California 94085 in the Ballroom, on Tuesday, May 20, 2003, at 1:00 p.m. local time, for the following purposes:

1. To elect directors to serve for the ensuing year and until their successors are elected.

2. To amend the Company's Articles of Incorporation to increase the amount of authorized shares from 40,000,000 to 60,000,000.

3. To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the current fiscal year ending January 2, 2004.

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on March 24, 2003, will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

         All shareholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date, and return the enclosed Proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Alternatively, you may also vote via the Internet or by telephone in accordance with the detailed instructions on your Proxy card. Any shareholder attending the meeting may vote in person even if such shareholder previously returned a Proxy.

                                For the Board of Directors
                                TRIMBLE NAVIGATION LIMITED

                                ROBERT S. COOPER
                                Chairman of the Board
Sunnyvale, California
April 4, 2003


--------------------------------------------------------------------------------
      IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU
      ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD
     IN THE POSTAGE-PREPAID ENVELOPE PROVIDED OR VOTE VIA THE INTERNET OR BY
      TELEPHONE TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING.
--------------------------------------------------------------------------------

                           TRIMBLE NAVIGATION LIMITED
                                 ---------------

                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                  May 20, 2003

         The enclosed Proxy is solicited on behalf of the Board of Directors of Trimble Navigation Limited, a California corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders ("Annual Meeting") to be held at the Four Points Sheraton in Sunnyvale, located at 1250 Lakeside Drive, Sunnyvale, California 94085 in the Ballroom, on Tuesday, May 20, 2003, at 1:00 p.m. local time, and at any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders.

         The Company's principal executive offices are located at 645 North Mary Avenue, Sunnyvale, California 94085. The telephone number at that address is
(408) 481-8000.

         These proxy solicitation materials are to be mailed on or about April 14, 2003, to all shareholders entitled to vote at the Annual Meeting. A copy of the Company's Annual Report for the last fiscal year ended January 3, 2003, accompanies this Proxy Statement but does not form any part of the proxy solicitation materials. A full copy of the Company's annual report on Form 10-K, (including all exhibits thereto) as filed with the Securities and Exchange Commission ("SEC") for the fiscal year ended January 3, 2003, is available via the Internet at the SEC's EDGAR web site at http://www.sec.gov. In addition, a copy of the Company's annual report on Form 10-K is also available via the Internet at the Company's web site at http://www.trimble.com.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date and Shares Outstanding

         Shareholders of record at the close of business on March 24, 2003 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. At the Record Date, the Company had issued and outstanding 29,366,132 shares of common stock, without par value ("Common Stock").

Revocability of Proxies

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention: Secretary) a written notice of revocation or a duly executed proxy bearing a later date (including a proxy by telephone or over the Internet) or by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Voting

         Each share of Common Stock outstanding on the Record Date is entitled to one vote on all matters. An automated system administered by the Company's agent tabulates the votes. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting at the Annual Meeting and the presence or absence of a quorum. The required quorum is a majority of the shares outstanding on the Record Date. Abstentions are counted as votes against proposals presented to the shareholders in tabulations of the votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

Voting via the Internet or by Telephone

         In addition to completing the enclosed proxy card and submitting it by mail, shareholders may also vote by submitting proxies electronically either via the Internet or by telephone. Please note that there are separate arrangements for using the Internet and telephone depending on whether shares are registered in the Company's stock records directly in a shareholder's name or whether shares are held in the name of a brokerage firm or bank. Detailed electronic voting instructions can be found on the individual Proxy card mailed to each shareholder.

         In order to allow individual shareholders to vote their shares and to confirm that their instructions have been properly recorded, the Internet and telephone voting procedures have been designed to authenticate each shareholder's identity. Shareholders voting via the Internet should be aware that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that will be borne solely by the individual shareholder.

Solicitation of Proxies

         The entire cost of this proxy solicitation will be borne by the Company. The Company has retained the services of Morrow & Co., Inc. to solicit proxies, for which services the Company has agreed to pay approximately $8,000. In addition, the Company will also reimburse certain out-of-pocket expenses in connection with such proxy solicitation. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers, and regular employees, without additional compensation, personally or by telephone, telegram or facsimile.

Deadline for Receipt of Shareholder Proposals for 2004 Annual Meeting

         Shareholders are entitled to present proposals for actions at forthcoming shareholder meetings of the Company if they comply with the requirements of the appropriate proxy rules and regulations promulgated by the Securities and Exchange Commission. Proposals of shareholders which are intended to be considered for inclusion in the Company's proxy statement and form of proxy related to the Company's 2004 Annual Meeting of Shareholders must be received by the Company at its principal executive offices (Attn: Corporate Secretary--Shareholder Proposals, Trimble Navigation Limited at 645 North Mary Avenue, Sunnyvale, California 94085) no later than December 15, 2003. Shareholders interested in submitting such a proposal are advised to retain knowledgeable legal counsel with regard to the detailed requirements of the applicable securities laws. The timely submission of a shareholder proposal to the Company does not guarantee that it will be included in the Company's applicable proxy statement.

         The Proxy card attached hereto to be used in connection with the Company's current 2003 Annual Meeting, grants the proxy holders discretionary authority to vote on any matter otherwise properly raised at such Annual Meeting. The Company presently intends to use a similar form of proxy card for next year's 2004 Annual Meeting of Shareholders. If the Company is not notified at its principal executive offices of a shareholder proposal at least 45 days prior to the one year anniversary of the mailing of this Proxy Statement, then the proxy holders for the Company's 2004 Annual Meeting of Shareholders will have the discretionary authority to vote against any such shareholder proposal if it is properly raised at such annual meeting, even though such shareholder proposal is not discussed in the Company's proxy statement related to that shareholder meeting.

                                   PROPOSAL I
                              ELECTION OF DIRECTORS

Nominees

         A board of six directors is to be elected at the Annual Meeting. The Board of Directors of the Company has authorized the nomination at the Annual Meeting of the persons named below as candidates.

         The names of the nominees and certain information about them, are set forth below:

                                                                                               Director
Name of Nominee               Age    Principal Occupation                                       Since
Steven W. Berglund            51     President and Chief Executive Officer of the Company       1999
Robert S. Cooper (1) (3)      71     President; Aerospace Electronics Division, Titan           1989
                                          Corporation, Chairman of the Board of Directors of
                                          the Company
John B. Goodrich (1) (3) (4)  61     Business Consultant                                        1981
William Hart (1) (2) (4)      62     Venture Capital Investor and Business Consultant           1984
Ulf J. Johansson (2) (4)      57     Chairman and Founder of Europolitan Vodafone AB            1999
Bradford W. Parkinson (2)     68     Professor at Stanford University                           1984

--------------------------------------------------------------------------------
(1)      Member of the Compensation Committee
(2)      Member of the Audit Committee
(3)      Member of the Nominating Committee
(4)      Member of the Finance Committee

     Steven W. Berglund joined Trimble as president and chief executive officer in March 1999. Prior to joining Trimble, Mr. Berglund was president of Spectra Precision, Inc., a pioneer in the development of laser systems. He spent 14 years at Spectra Precision in a variety of senior leadership positions. In the early 1980s, Mr. Berglund spent a number of years at Varian Associates in Palo Alto, California, where he held a variety of planning and manufacturing roles. Mr. Berglund began his career as a process engineer at Eastman Kodak in Rochester, New York. He attended the University of Oslo and the University of Minnesota where he received a B.S. in chemical engineering in 1974. He later received his M.B.A. from the University of Rochester in New York in 1977.

     Robert S. Cooper was appointed Chairman of the Company's Board of Directors in September 1998. Dr. Cooper has served as a Director of the Company since December 1989. Since 2000, Dr. Cooper has been the President of the Aerospace Electronics Division of Titan Corporation. From 1985 to 2000, Dr. Cooper was president, chief executive officer, and chairman of the board of directors of Atlantic Aerospace Electronics Corporation, an aerospace company, until the company was acquired by Titan Corporation. Dr. Cooper also serves on the board of directors of BAE Systems North America. From 1981 to 1985, he was Assistant Secretary of Defense for Research and Technology and simultaneously held the position of Director for the Defense Advanced Research Projects Agency (DARPA). Dr. Cooper received a B.S. degree in Electrical Engineering from State University of Iowa in 1954, a M.S. degree in Electrical Engineering from Ohio State University in 1958, and a Doctor of Science degree in Electrical Engineering from the Massachusetts Institute of Technology in 1963.

     John B. Goodrich has served as a Director of the Company since January 1981. Mr. Goodrich retired from the law firm of Wilson Sonsini Goodrich & Rosati, where he practiced from 1970 until February of 2002. Mr. Goodrich serves on the boards of several privately held corporations in high technology businesses and as a business consultant. Mr. Goodrich received a B.A. degree from Stanford University in 1963, a J.D. from the University of Southern California in 1966, and a L.L.M. in Taxation from New York University in 1970.

     William Hart has served as a Director of the Company since December 1984. Mr. Hart is an advisor to early-stage technology and financial services companies. Mr. Hart retired from Technology Partners, a Silicon Valley venture capital firm, in March of 2001. As the founder and Managing Partner of Technology Partners, he led the firm for 21 years. Mr. Hart was previously a senior officer and director of Cresap, McCormick and Paget, management consultants, and held positions in field marketing and manufacturing planning with IBM Corporation. Mr. Hart has served on the boards of directors of numerous public and privately held technology companies. Mr. Hart received a Bachelor of Management Engineering degree from Rensselaer Polytechnic Institute in 1965 and an M.B.A. from the Amos Tuck School of Business at Dartmouth College in 1967.

     Ulf J. Johansson has served as a Director of the Company since December 1999. Dr. Johansson is a Swedish national with a distinguished career in communications technology. He is a founder and has been chairman of Europolitan Vodafone AB, a GSM mobile telephone operator in Sweden since February 1990. Dr. Johansson currently serves as chairman of Frontec AB, an eBusiness consulting company, Zodiak Venture AB, a venture fund focused on information technology, and the University Board of Royal Institute of Technology in Stockholm. Dr. Johansson also currently serves on the board of directors of Novo Nordisk A/S, a Danish pharmaceutical/life science company as well as several privately held companies. Dr. Johansson formerly served as president and chief executive officer of Spectra-Physics, and executive vice president at Ericsson Radio Systems AB. Dr. Johansson received a Master of Science in Electrical
Engineering, and a Doctor of Technology (Communication Theory) from the Royal Institute of Technology in Sweden.

     Bradford W. Parkinson has served as a Director of the Company since 1984, and as a consultant to the Company since 1982. Currently, Dr. Parkinson is the Edward C. Wells Endowed Chair professor (emeritus) at Stanford University and has been a Professor of Aeronautics and Astronautics at Stanford University since 1984. Dr. Parkinson has also directed the Gravity Probe-B spacecraft development project at Stanford University, sponsored by NASA, which is the largest program delegated by NASA to a university and has been program manager for several Federal Aviation Administration sponsored research projects on the use of Global Positioning Systems for navigation. While on a leave of absence from Stanford University, Dr. Parkinson served as the Company's President and Chief Executive Officer from August 1998 through March 1999, while the Company searched for a Chief Executive Officer. From 1980 to 1984 he was group vice president and general manager for Intermetrics, Inc. where he directed five divisions. In 1979, Dr. Parkinson served as group vice president for Rockwell International directing business development and advanced engineering. In 2003, he received the top award of the National Academy of Engineering for the development of GPS. Dr. Parkinson received a B.S. degree from the U.S. Naval
Academy in 1957, a M.S. degree in Aeronautics/Astronautics Engineering from Massachusetts Institute of Technology in 1961 and a Ph.D. in Astronautics Engineering from Stanford University in 1966.

Vote Required

         The six nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected as directors. Every shareholder voting for the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by the shareholder as of the Record Date, or distribute such shareholder's votes on the same principle among as many candidates as the shareholder may select, provided that votes cannot be cast for more than the number of directors to be elected. However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the intention to cumulate the shareholder's votes.

         Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under California law. While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions and broker non-votes in the election of directors, the Company believes that both abstentions and broker non-votes should be counted solely for purposes of determining whether a quorum is present at the Annual Meeting. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions and broker non-votes with respect to the election of directors in this manner.

         Unless otherwise directed, the proxy holders will vote the proxies received by them for the six nominees named above. In the event that any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed above as possible. In such event, the specific nominees to be voted for will be determined by the proxy holders. As of the date of this Proxy Statement, the Board of Directors has no reason to believe that any nominee will be unable or will decline to serve as a director. The directors elected will hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified.

Recommendation of the Board of Directors

         The Board of Directors recommends that shareholders vote FOR the election of the above-named persons to the Board of Directors of the Company.

Board Meetings and Committees

         The Board of Directors held 8 meetings during the fiscal year ended January 3, 2003. No director attended fewer than 75% of the aggregate of all the meetings of the Board of Directors and the meetings of the committees, if any, upon which such director also served during the fiscal year ended January 3, 2003.

         The Board of Directors has a standing Audit Committee. The members of the Audit Committee are directors Hart, Johansson and Parkinson, and director Johansson currently serves as the committee chairman. All members of the Audit Committee are independent directors as defined by applicable Nasdaq National Market rules and listing standards. The Audit Committee held eight meetings during fiscal year 2002. The purpose of the Audit Committee is to make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of the Company, to provide to the Board of Directors the results of its examinations and recommendations derived therefrom, to outline to the Board of Directors improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide such additional information as the committee may deem necessary to make the Board of Directors aware of significant financial matters which require the Board's attention.

         The Board of Directors has a standing Compensation Committee. The current members of the Compensation Committee are directors Cooper, Goodrich and Hart, and director Goodrich currently serves as the committee chairman. The Compensation Committee held one meeting during fiscal year 2002. The purpose of the Compensation Committee is to review and make recommendations to the full Board of Directors with respect to all forms of compensation to be paid or provided to the Company's executive officers.

         The Board of Directors has a standing Nominating Committee for the purpose of evaluating the size and composition of the Board of Directors as well as considering potential additional candidates to serve as members of the Board of Directors. The current members of the Nominating Committee are directors Cooper and Goodrich, and director Cooper serves as the committee chairman. The Nominating Committee did not hold any formal meetings during fiscal year 2002. The Nominating Committee will consider nominees proposed by shareholders of the Company. Any shareholder who wishes to recommend a suitably qualified prospective nominee for the Company's Board of Directors should do so in writing by providing such candidate's name, qualifications (including a resume, if available) and appropriate contact information to the Company at its principal executive offices, Attn: Corporate Secretary--Nominating Committee, Trimble Navigation Limited at 645 North Mary Avenue, Sunnyvale, California 94085.

         The Board of Directors formed a Finance Committee in October 2001 for the purpose of assisting the Board of Directors and the management of the Company with certain matters involving the financing of the Company's business but not with respect to matters relating to budgeting or to financial or managerial accounting decisions for the Company. The current members of the Finance Committee are directors Goodrich, Hart and Johansson, and director Hart currently serves as the committee chairman. The Finance Committee held two meetings during fiscal year 2002. Since being established, the Finance Committee has assisted the Company with assessing the adequacy of the Company's financial resources to meet current and anticipated strategic and operating needs, understanding the economic and financial issues and risks facing the Company as well as the overall financial soundness of the Company, finding programs for obtaining additional financial resources, determining the appropriateness and risks of proposed financing arrangements and participating in the discussions and negotiations related to proposed financing arrangements.

Compensation Committee Report

         The Compensation Committee of the Board of Directors (the "Compensation Committee") establishes the general compensation policies of the Company and the compensation plans and specific compensation levels for executive officers of the Company. The Compensation Committee believes that the compensation of the Chief Executive Officer should be primarily influenced by the overall financial performance of the Company.

         The Compensation Committee also believes that the compensation of the Chief Executive Officer should be established within a range of compensation for similarly situated chief executive officers of comparable companies in the high technology and related industries in the Standard & Poor's High Technology Composite Index ("peer companies") and their performance according to data obtained by the Compensation Committee from independent outside consultants and publicly available data, such as proxy data from peer companies as adjusted by the Compensation Committee's consideration of the particular factors influencing the Company's performance and current situation. The Standard & Poor's High Technology Composite Index is not the same index used for purposes of the
Company performance graph. A portion of the Chief Executive Officer's compensation package is established as base salary and the balance is variable and consists of an annual cash bonus and/or stock option grants.

         Within these established ranges and guidelines, and taking into account the Company's historical performance compared to peer companies, the
Compensation Committee and Board of Directors also carefully considered the current risks and challenges facing the Company as well as the individual qualifications, skills and past performance of Mr. Berglund. Based on these considerations, the Compensation Committee and Board of Directors approved a base annual salary of $440,000 for Mr. Berglund beginning effective as of January 1, 2001. See also "Employment Contracts and Termination of Employment and Change-in-Control Arrangements."

         The Compensation Committee carefully reviewed and considered its cash bonus program for fiscal year 2002 for senior executives of the Company. Such program provided for an annual cash bonus, based upon a maximum eligible percentage of each executive's base salary within a range of target incentives as reported by professional compensation surveys. The percentage for each executive was then adjusted by factoring in an evaluation of such individual's performance. The Board of Directors and the Committee have approved a similar cash bonus program for fiscal year 2003, which will provide interim payments to be made on a quarterly basis and a single cash bonus to be paid at the end of the year. The total size of the Company's bonus pool for all employees, including executives, was determined with respect to the Company's performance in meeting certain goals for both revenue and income for fiscal year 2002. In addition, the Board of Directors established a special bonus for certain executives based on year-over-year EBITDA growth for fiscal year 2002. The total bonus pool for all employees, including all executives, was approximately $1,079,000 for fiscal year 2002. Mr. Berglund was paid a bonus of $34,086 out of the total bonus pool.

         Based on the Board of Directors' and the Compensation Committee's evaluation of the Chief Executive Officer's ability to influence the long-term growth and profitability of the Company, and in connection with his performance review during the last fiscal year 2002, the Compensation Committee and the Board of Directors approved a new option grant for Mr. Berglund to purchase an additional 30,000 shares of the Company's Common Stock at the then current fair market value of $13.99 per share. Such options vest ratably over five years.

         The Compensation Committee also adopted similar policies with respect to the overall compensation of other senior executive officers of the Company. A portion of each compensation package was established as base salary, and the balance is variable and consists of an annual cash bonus and stock option grants. Using salary survey data supplied by outside consultants and other publicly available data, such as proxy data from peer companies, the Compensation Committee established base salaries for each senior executive within a range of salaries of similarly situated executive officers at comparable companies. In addition, these base salaries of senior executive officers were then adjusted by the Compensation Committee taking into consideration factors such as the relative performance of the Company, the performance of the business unit for which the senior executive is responsible and the individual's past performance and future potential.

         The size of option grants, if any, to other senior executive officers was determined by the Compensation Committee's evaluation of each executive's ability to influence the Company's long-term growth and profitability. The Company also has a metric measurement system in place with respect to option grants made to all new employees under the Company's option plans in order to ensure consistency among grants and competitiveness in the marketplace. Generally, these options are granted at the then current market price, and because the value of an option bears a direct relationship to the Company's stock price, it is an incentive for managers to create value for shareholders. The Compensation Committee therefore views stock options as an important component of its long-term, performance-based compensation philosophy.

         In general, the Company reviews all employees and executive officers of the Company, other than the Chief Executive Officer, as part of a single worldwide program. This single review plan was adopted to provide a common, annual review date for all employees and executive officers. Under the single review plan, the total compensation of all employees of the Company, including executive officers, will be reviewed annually in accordance with the same common criteria. Base salary guidelines have been established and will be revised periodically based upon market conditions, the economic climate and the Company's financial position. Merit increases, if any, for all employees and executive officers of the Company will be based upon the following criteria: the individual employee's performance for the year as judged against his/her job goals and responsibilities, the individual employee's salary and performance as compared to other employees in the same or similar department, the individual employee's position in the salary grade, the employee's salary relative to market data for the position and the Company's fiscal budget and any associated restrictions. The annual review for fiscal year 2002 is set for April of 2003.

Internal Revenue Code Section 162(m) Implications for Executive Compensation

         Section 162(m) of the Internal Revenue Code generally limits the deductibility by the Company of compensation in excess of $1,000,000 paid to certain executive officers to the extent the compensation is not considered performance-based for purposes of Section 162(m). All compensation paid by the Company during 2002 was fully deductible for federal income tax purposes. However, certain options previously granted by the Company would not be considered performance-based for purposes of Section 162(m). Consequently, to the extent that non-performance based compensation received by certain executive officers in a future year would exceed $1,000,000, the amount in excess of $1,000,000 would not be deductible by the Company.

Compensation Committee Interlocks and Insider Participation

         Robert S. Cooper, John B. Goodrich and William Hart served as the members of the Company's Compensation Committee during the 2002 fiscal year. In August 1998, Dr. Cooper was appointed to serve as the Company's Chairman of the Board of Directors and became an employee of the Company through August 1999 pursuant to an agreement approved by a majority of the disinterested members of the Board of Directors. In December 1998, Mr. Goodrich was appointed to serve as the Company's corporate secretary; however, he is not, and has never been an employee of the Company. In addition, Mr. Goodrich retired in February 2002 as a member of the law firm of Wilson Sonsini Goodrich & Rosati, P.C. where he practiced from 1970. The law firm was retained by the Company during the previous fiscal years as outside counsel to provide certain legal services to the Company. Mr. Hart is not, and has never been, an employee or officer of the Company. See "Compensation of Directors," "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" and "Certain Relationships and Related Transactions."


Compensation of Directors

         Cash Compensation. In order to help attract additional new outside candidates to serve on the Company's Board of Directors, the Board of Directors carefully considered and adopted a cash compensation policy effective January 2, 1999. Under this cash compensation plan, all non-employee directors receive an annual cash retainer of $15,000 to be paid quarterly in addition to a fee of $1,500 for each board meeting attended in person and $375 for each board meeting attended via telephone conference. Members of designated committees of the Board of Directors receive $750 per meeting which is not held on the same day as a meeting of the full Board of Directors. Non-employee directors are also reimbursed for travel, including a per diem for international travel, and other necessary business expenses incurred in the performance of their services as directors of the Company.

         1990 Director Stock Option Plan. The Company's 1990 Director Stock Option Plan (the "Director Plan") was adopted by the Board of Directors on December 19, 1990 and approved by the shareholders on April 24, 1991. An aggregate of 380,000 shares of the Company's Common Stock has been previously reserved for grants issuable pursuant to the Director Plan ("Director Options"). The Director Plan provides for the annual granting of nonstatutory stock options to each non-employee director of the Company (the "Outside Directors"). Pursuant to the terms of the Director Plan, new Outside Directors are granted a one-time option to purchase 15,000 shares of the Company's Common Stock upon initially joining the Board of Directors. Thereafter, each year, each Outside Director receives an additional option grant to purchase 5,000 shares if re-elected at the annual meeting of shareholders. All such Director Options have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant, vest ratably over three years, and have a ten year term of exercise. In addition, all such grants are automatic upon the re-election of each such Outside Director and are not subject to the discretion of any person.

         As of the Record Date, options to purchase an aggregate of 192,500 shares, having an average exercise price of $18.7854 per share and expiring from April 2004 to May 2012 were outstanding and 35,416 shares remained available for future grant under the Director Plan. During the last fiscal year ended January 3, 2003, directors Cooper, Goodrich, Hart, Johansson and Parkinson were each granted Director Options to purchase 5,000 shares of the Company's Common Stock at an exercise price of $18.11 per share.

         Other Arrangements. Dr. Parkinson has served as a consultant to the Company since 1982. During the last Fiscal Year, he received a total of $54,000 for consulting services that he provided to the Company. In the past, Dr. Parkinson and Dr. Cooper were also directly employed by the Company in connection with serving as the Company's President and Chief Executive Officer and Chairman of the Board, respectively, and in providing transitional services to the Company through August 1999. As part of such agreements, each also entered into certain standby consulting agreements with the Company. See "Employment Contracts and Termination of

Employment and Change-in-Control Arrangements". Dr. Cooper has continued as the Company's Chairman of the Board of Directors since that time, but has not received any special compensation for such services.

         In June 2000, the Company entered into an agreement for professional services with Bjursund Invest AB, a company which is wholly-owned by Ulf J. Johansson. Pursuant to the terms of this agreement, Mr. Johansson will provide certain consulting and advisory services to the Company in Sweden and Europe in addition to his serving on the Company's Board of Directors. The Company will pay $4,000 per day for such services with an annual guaranteed minimum payment of $24,000 together with expenses invoiced at cost, but in no event will payments during any one year exceed $60,000. Such agreement has a one-year term and is subject to automatic renewals in one-year extensions unless previously terminated with one month advance notice. The Company paid a total of $29,508 under this agreement for services rendered during fiscal year 2002.


Audit Committee Report

         The Audit Committee of the Board of Directors is comprised of Directors Hart, Johansson and Parkinson, none of whom are officers or employees of the Company and all of whom are independent directors as defined by Rule 4200(a)(15) of the National Association of Securities Dealers ("NASD") listing standards. The Audit Committee is a standing committee of the Board of Directors and operates under a written charter adopted by the Board of Directors. Among its other functions, the Audit Committee recommends to the Board of Directors, subject to shareholder ratification, the selection of the Company's independent auditor.

         The Audit Committee has reviewed and discussed the Company's consolidated financial statements and financial reporting process with the Company's management, which has the primary responsibility for the Company's consolidated financial statements and financial reporting processes, including its system of internal controls. Ernst & Young LLP ("Ernst & Young"), the Company's current independent auditor, is responsible for performing an independent audit of the consolidated financial statements of the Company and for expressing an opinion on the conformity of those financial statements with generally accept accounting principals. The Audit Committee has reviewed and candidly discussed with Ernst & Young the overall scope and plans of its audits, its evaluation of the Company's internal controls, the overall quality of the Company's financial reporting processes and accounting principles and judgment, and the clarity of disclosures in the Company's consolidated financial statements.

         The Audit Committee has discussed with Ernst & Young those matters required to be discussed by Statement of Auditing Standards No. 61 ("Communication With Audit Committees"). Ernst & Young has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committee"), and has also discussed with Ernst & Young that firm's independence from management and the Company. The Audit Committee has also determined that Ernst & Young's provision of non-audit services (such as tax-related services) to the Company and its affiliates is compatible with maintaining the independence of Ernst & Young with respect to the Company and its management.

         Based on the Audit Committee's discussion with management and the independent auditors, and the Audit Committee's review of the representation of management and the report of the independent auditor to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended January 3, 2003 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Company's Board of Directors,

William Hart, Member   Ulf J. Johansson, Chairman  Bradford W. Parkinson, Member
 Audit Committee          Audit Committee                 Audit Committee

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

         The following table sets forth the shares of the Company's Common Stock beneficially owned as of the Record Date (unless otherwise noted below) by: (i) all persons known to the Company to be the beneficial owners of more than 5% of the Company's outstanding Common Stock, (ii) each director of the Company (including nominees), (iii) the executive officers of the Company named in the Summary Compensation Table presented in this Proxy Statement, and (iv) all directors and executive officers of the Company, as a group:

                                                                                         Shares
                                                                                   Beneficially Owned (2)
5% Shareholders, Directors and Nominees, and Executive Officers (1)                Number     Percent (%)
Barclays Global Investors N.A, Barclays Global Fund Advisors, and Barclays        1,589,542      5.47%
Capital Investors (3)...........................................................
45 Fremont Street, San Francisco, CA 94105

Steven W. Berglund (4)..........................................................    343,760      1.17%
Robert S. Cooper (5)............................................................    148,000        *
John B. Goodrich (6)............................................................     56,821        *
William Hart (7)................................................................     79,342        *
Ulf J. Johansson (8)............................................................     20,000        *
Bradford W. Parkinson (9).......................................................     70,853        *

Mary Ellen Genovese (10)........................................................    123,340        *
Dennis L. Workman (11)..........................................................     49,543        *
Joseph F. Denniston (12)........................................................     31,090        *
Michael W. Lesyna (13)..........................................................     70,602        *

All Directors and Executive Officers, as a group
--------------------------------------------------------------------------------
     (18 persons) (4)-(13)......................................................  1,324,021      4.51%

----------
*     Indicates less than 1%

(1) Except as otherwise noted in the table, the business address of each of the persons named in this table is: c/o Trimble Navigation Limited, 645 North Mary Avenue, Sunnyvale, California 94085.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC"). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are exercisable within 60 days of the Record Date are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing the ownership of any other person. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name.

(3) The information is based upon Schedule 13G as filed with the SEC on February 12, 2003.

(4)  Includes 341,250 shares subject to stock options.

(5)  Includes 100,000 shares subject to stock options.

(6)  Includes 37,500 shares subject to stock options.

(7)  Includes 40,000 shares subject to stock options.

(8)  Includes 20,000 shares subject to stock options.

(9) Includes 3 shares held by Dr. Parkinson's spouse, 2,515 shares held in a charitable remainder trust and 65,000 shares subject to stock options.

(10) Includes 113,517 shares subject to stock options.

(11) Includes 46,333 shares subject to stock options.

(12) Includes 29,168 shares subject to stock options.

(13) Includes 1,500 shares held by Mr. Lesyna's spouse and 61,001 shares subject to stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's executive officers and directors and persons who own more than 10% of a registered class of the Company's equity securities during the fiscal year ended January 3, 2003 to file reports of initial ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such officers, directors and 10% shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file.

         To the Company's knowledge, based solely on its review of the copies of such forms received by it, the Company believes that, during the last fiscal year ended January 3, 2003, all Section 16(a) filing requirements applicable to its officers, directors and 10% shareholders were complied with on a timely basis.


EXECUTIVE COMPENSATION

         The following table sets forth the compensation, including bonuses, earned during each of the Company's last three fiscal years ending January 3, 2003 by (i) all persons who served as the Company's Chief Executive Officer during the last completed fiscal year, and (ii) the four other most highly compensated executive officers of the Company serving at the end of the last completed fiscal year:

                           Summary Compensation Table

                                                                           Long-term Compensation(2)
                                                                         Securities
                                            Annual Compensation(1)       Underlying   All Other
                                        Year      Salary      Bonus       Options    Compensation(3)
Name and Principal Position                        ($)         ($)          (#)          ($)
----------------------------------------------------------------------------------------------------
Steven W. Berglund                      2002     440,000      34,086      30,000       91,160(4)
President and Chief Executive Officer   2001     440,000           0      25,000       95,840(4)
                                        2000     400,000     166,523           0       99,800(4)

Dennis L. Workman                       2002     200,070     131,803      25,000        2,500
Vice President and General Manager,     2001     200,070      26,903      25,000        2,072
Component Technologies Division         2000     197,359      41,414      10,000        1,200

Mary Ellen Genovese                     2002     247,568      34,086      20,000        2,500
Chief Financial Officer and             2001     243,202           0      40,000        1,100
Vice President Finance                  2000     183,574      40,266      90,000        1,200

Joseph F. Denniston (5)                 2002     225,000      34,086      15,000        2,500
Vice President, Operations              2001     150,575      50,000(6)   70,000          300

Michael W. Lesyna                       2002     206,150      34,086      20,000        2,500
Vice President and General Manager,     2001     196,833           0      15,000        2,469
Mobile Solutions Division               2000     189,999      35,390      10,000        1,200


(1) Compensation deferred at the election of executive is included in the applicable category and in the year earned.

(2) The Company has not issued stock appreciation rights or restricted stock awards. The Company has no "long-term incentive plan" as the term is defined in the applicable rules.

(3) Represents Company matching contributions pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended, unless otherwise noted, for the periods in which they accrued. All full-time employees are eligible to participate in the Company's 401(k) plan.

(4) Represents only the portion of a loan, including related accrued interest that was forgiven by the Company during the year. The loan was originally made in connection with hiring Mr. Berglund for the purpose of assisting him with relocating to California and obtaining a primary residence. See "Certain Relationships and Related Transactions".

(5) Mr. Denniston has served as the Company's Vice President of Operations since April of 2001.

(6) Mr. Denniston received a bonus of $50,000 in connection with being hired as the Company's Vice President of Operations.


                        Option Grants in Last Fiscal Year

         The following table sets forth the number and terms of options granted to the persons named in the Summary Compensation Table during the last fiscal year ended January 3, 2003:

                             Individual Grants                                          Potential Realizable
                           Number of       % of Total                                     Value at Assumed
                          Securities        Options                                     Annual Rates of Stock
                          Underlying       Granted to      Exercise                      Price Appreciation
                           Options        Employees in      Price       Expiration      for Option Term (4)
Name                      Granted(#)      Fiscal Year(1)  ($/Share)(2)   Date(3)        5% ($)        10% ($)
----                      ----------      --------------  ------------   -------        ------        -------
Steven W. Berglund.......  30,000             3.53           13.99        12/4/2012     263,991        669,001

Dennis L. Workman........  25,000             2.94           15.34        6/21/2012     241,221        611,299

Mary Ellen Genovese......  20,000             2.35           15.34        6/21/2012     192,977        489,039

Joseph F. Denniston......  15,000             1.76           15.34        6/21/2012     144,732        366,779

Michael W. Lesyna........  20,000             2.35           15.34        6/21/2012     192,977        489,039


--------------------------------------------------------------------------------

(1) The Company granted options to purchase an aggregate of 850,115 shares of the Company's Common Stock to employees, consultants and non-employee directors during fiscal year 2002 pursuant to the Company's 2002 Stock Plan and the 1990 Director Stock Option Plan.

(2) All options presented in this table were granted at an exercise price equal to the fair market value of a share of the Company's Common Stock on the date of grant, as quoted on the Nasdaq National Market System.

(3) All options presented in this table may terminate before the stated expiration following the termination of the optionee's status as an employee, consultant or director, including upon the optionee's death or disability.

(4) The assumed 5% and 10% compound rates of annual stock appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices. All grants listed in the table vest ratably over five years and have a ten-year term of exercise which, assuming the specified rates of annual compounding, results in total appreciation of 62.9% (at 5% per year) and 159.4% (at 10% per year) for the ten-year option term.

                 Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year-End Option Values

         The following table provides information on option exercises by the persons named in the Summary Compensation Table during the last fiscal year ended January 3, 2003:

                                                      Number of Securities Underlying       Value of Unexercised
                          Shares                       Unexercised Options at Fiscal    In-the-Money Options at Fiscal
                        Acquired on     Value                 Year-End (#)                     Year-End ($) (1)
                        Exercise (#)  Realized($)    Exercisable       Unexercisable    Exercisable    Unexercisable
Name                    ------------  -----------    -----------       -------------    -----------    -------------
Steven W. Berglund          -              -           305,833            149,167        1,617,000        539,000

Dennis L. Workman           -              -            41,083             56,417           37,205         14,863

Mary Ellen Genovese         -              -            98,767            103,223           76,967         19,495

Joseph F. Denniston         -              -            23,335             61,665                0              0

Michael W. Lesyna           -              -            53,251             61,749          119,812         69,362
--------------------------------------------------------------------------------

(1) Represents the market value of the Common Stock underlying the options at fiscal year end, less the exercise price of "in-the-money" options. The closing price of the Company's Common Stock on January 3, 2003 as quoted on the Nasdaq National Market System was $13.39 per share.


Employment  Contracts  and  Termination  of  Employment  and   Change-in-Control
Arrangements

Steven W. Berglund

         On March 17, 1999, Mr. Berglund entered into an employment agreement with the Company to serve as the Company's President and Chief Executive
Officer. Such agreement provided that Mr. Berglund's base compensation is $33,333 per month and that he was eligible for a bonus of up to 50% of his base compensation pro rata for fiscal years 1999 and 2000. The employment agreement guaranteed one half of this bonus amount for fiscal year 1999 and specified that the other terms and conditions of such bonus payments would be as negotiated with the Company's Board of Directors. In the event of Mr. Berglund's involuntary termination or termination for other than defined cause, he will receive severance equal to his last annual base salary plus any accrued bonus to date.
         In addition, upon joining the Company, Mr. Berglund was granted options to purchase an aggregate of 400,000 shares of the Company's Common Stock with an exercise price of $8.00 per share which was the fair market value on the date of grant in accordance with the terms of such agreement. Such options vest 20% at the first anniversary and monthly thereafter for five years from the original date of grant and have a ten year term of exercise. In the event of a change-of-control of the Company, Mr. Berglund will receive an additional 12 months of vesting with respect to such options.

         In connection with hiring Mr. Berglund and his original relocation to California and pursuant to the terms of his employment agreement, the Company provided him with interim housing and reimbursed him for certain moving costs and expenses. The Company also provided him with a loan of up to $400,000 to assist in the purchase of a new primary residence. Such loan is secured by a second deed of trust on the residence and was made at the lending rate at which the Company is able to borrow, as adjusted from time to time. Such loan is to be forgiven by the Company ratably over five years contingent upon Mr. Berglund continuing to be employed by the Company; provided, however, that any remaining unpaid obligation would be due and payable to the Company upon the anniversary of any separation, if Mr. Berglund's employment relationship with the Company ends during such time period.

         Pursuant to the employment agreement, Mr. Berglund is also eligible for other benefits and programs available to the Company's employees, including paid vacation, medical, dental, life and disability insurance, and a 401(k)
Retirement Plan with a Company match and he is also eligible to participate in the Company's Executive Nonqualified Deferred Compensation Plan.

Robert S. Cooper

         In connection with agreeing to serve as the Company's Chairman of the Board of Directors beginning in August 1998, Dr. Cooper entered into employment and consulting agreements with the Company through August 31, 1999. At that time, Dr. Cooper also entered into a standby consulting agreement with the Company for which he will be paid on an hourly basis for consulting services on an as needed basis as determined by the Company's Chief Executive Officer through September 1, 2003.

         Upon beginning service as the Company's Chairman of the Board, Dr. Cooper was granted an option to purchase 60,000 shares of the Company's Common Stock with an exercise price of $10.125 per share which was the fair market value on the date of grant in accordance with the terms of such agreements. Such options vested ratably over 12 months from the date of grant and have a five year term of exercise contingent upon Dr. Cooper remaining as an employee, consultant or director to the Company.

Bradford W. Parkinson

         In connection with agreeing to serve as the Company's interim President and Chief Executive Officer beginning in August 1998, Dr. Parkinson entered into an employment agreement with the Company through August 31, 1999. At that time, Dr. Parkinson also entered into a consulting agreement with the Company which provides Dr. Parkinson with a payment of $6,000 per month commencing June 1, 1999 through June 1, 2002, unless terminated earlier. In addition, Dr. Parkinson also entered into a standby consulting agreement with the Company for which he will be paid on an hourly basis for consulting services on an as needed basis as determined by the Company's Chief Executive Officer through June 1, 2007.

         Pursuant to his employment agreement and upon beginning service as the Company's President and Chief Executive Officer in August 1998, Dr. Parkinson was granted an option to purchase 100,000 shares of the Company's Common Stock with an exercise price of $10.125 per share which was the fair market value on the date of grant in accordance with the terms of such agreements. Such options vested ratably over six months from the original date of grant and have a five year term of exercise contingent upon Dr. Parkinson remaining as an employee, consultant or director to the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The following table sets forth information with regard to loans made to executive officers of the Company who had outstanding amounts of more than $60,000 at any time since the beginning of the Company's last fiscal year. Each of these loans was made by the Company for the purpose of assisting such executive officer in the acquisition of his primary residence in an exceptional housing market in a location for the benefit of the Company in accordance with the Company's bylaws. Each of these loans is secured by a second deed of trust on such residence, has a term of five years and requires that the interest on such principal amounts be paid currently each year. The principal balance is due in full at the end of such five year term, but such executive officers may pre-pay all or any portion of such balance without a prepayment penalty. The interest rate for each of these loans was set with reference to the then applicable mid-term annual federal rate.



                                                                             Principal Amount     Largest Amount
                                                                Annual      Outstanding at the   Outstanding During
                                              Date of Loan   Interest Rate   Record Date ($)     Fiscal Year 2002 ($)
Name and Position
Steven W. Berglund                              6/25/99         5.40%          126,666              206,667
     President and Chief Executive Officer

Irwin L. Kwatek                                 8/15/01         4.99%          150,000              150,000
     Vice President and General Counsel


Company Performance

     The following graph shows a five year comparison of the cumulative total return for the Company's Common Stock, the Nasdaq Composite Total Return Index (U.S.), and the Standard & Poor's Technology Sector Index: (1)

              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN* (1)
  AMONG TRIMBLE NAVIGATION LIMITED, NASDAQ COMPOSITE TOTAL RETURN INDEX (U.S.),
          AND THE STANDARD & POOR'S INFORMATION TECHNOLOGY SECTOR INDEX


     [The performance graph has been omitted. Performance Graph. The performance graph required by Item 402(1) of Regulation S-K is set forth in the paper copy of the Proxy Statement immediately following the caption "COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS."

     The peformance graph plots the data points listed below the graph for the data sets (i) Trimble Navigation Limited, (ii) Nasdaq Composite Total Return Index (US) and (iii) the Standard & Poor's Information Technology Sector Index. The graph has a horizontal axis at its bottom which lists from left to right the dates 12/97, 12/98, 12/99, 12/00, 12/01, and 12/02. The graph has a vertical axis at its left which lists from bottom to top numbers 0, 50, 100, 150, 200, 250, 300, 350, 400, and 450. The data points for each data set are plotted on the graph and are connected by line. The line connecting the data points in the Trimble Navigation Limited data set is bold with square to mark the points, while the lines connecting the data points in the Nasdaq Composite Total Return Index (US) data set and the S&P Technology Sector Index data set are dashed with triangle to mark data points and small square dashes with circle to mark data points, respectively.]


DATA POINTS FOR PERFORMANCE GRAPH
TRIMBLE NAVIGATION LIMITED

                                                        Cumulative Total
                                                             Return
                                -----------------------------------------------------------------
                                    12/97      12/98       12/99      12/00      12/01      12/02
TRIMBLE NAVIGATION LIMITED         100.00      33.24       99.14     110.03      74.32      57.26
NASDAQ STOCK MARKET (U.S.)         100.00     140.99      261.48     157.40     124.87      86.38
S & P INFORMATION TECHNOLOGY       100.00     178.14      318.42     188.18     139.50      87.31

(1) The data in the above graph is presented on a calendar year basis through December 31, 2002 which is the most currently available data from the indicated sources. The Company adopted a 52-53 week fiscal year effective upon the end of fiscal year 1997 and the actual date of the Company's 2002 fiscal year end was January 3, 2003. Any variations due to any differences between the actual date of a particular fiscal year end and the calendar year end for such year are not expected to be material.

* Assumes an investment of $100 on December 31, 1997 in the Company's Common Stock, the Nasdaq Composite Total Return Index (U.S.), and the Standard & Poor's Technology Sector Index. Total returns assume the reinvestment of dividends for the indexes. The Company has never paid dividends on its Common Stock and has no present plans to do so.

                                   PROPOSAL II
                   AMENDMENT TO THE ARTICLES OF INCORPORATION

Introduction

         The Company's Articles of Incorporation, as amended, currently authorize the issuance of 40,000,000 shares of Common Stock, without par value, and 3,000,000 shares of Preferred Stock without par value. The Board of Directors has approved, subject to shareholder approval, an amendment to the Company's Articles of Incorporation to increase the number of shares of Common Stock which we are authorized to issue from 40,000,000 shares to 60,000,000 shares. The Board of Directors has determined that this amendment is advisable and in the best interests of the Company, and its shareholders.

         Of the 40,000,000 shares of Common Stock authorized, as of the Record Date, there were 29,366,132 shares issued and outstanding and 8,453,589 shares reserved for issuance in connection with employee compensation plans, including stock options and an employee stock purchase plan, and upon the exercise of outstanding warrants. Consequently, the Company has 2,180,279 shares of Common Stock available for issuance that are not reserved for a specific purpose.

Reasons for the Amendment

         The Board of Directors has proposed the increase in authorized shares of Common Stock as a means of providing the Company with the flexibility to issue shares of Common Stock, or securities exercisable for or convertible into shares of Common Stock, in certain circumstances described below. The Board of Directors believes that its access to additional authorized shares of Common Stock will serve the best interests of the Company and its shareholders because future issuances could be made without delay. The Board of Directors intends that the additional authorized shares, if and when issued, would be issued for the following purposes (among such other general corporate purposes as the Board of Directors may determine in its discretion, subject to applicable law and the Company's Articles of Incorporation and By-laws):

     o On August 15, 2002, the Company acquired LeveLite Technology, Inc. ("LeveLite"), a California corporation, for approximately $5.7 million in shares of the Company's Common Stock. The merger agreement provides, among other things, for the Company to make additional earn-out payments not to exceed $3.9 million (in Common Stock and cash) based on future revenues derived by the Company from existing product sales to a certain customer. Accordingly, some of the additional authorized shares would be issued by the Board of Directors in the event the Company becomes obligated to make these additional earn-out payments in the form of shares of the Company's Common Stock.

     o On March 28, 2003, the Company announced that it had reached a definitive agreement with Nikon Corporation to form a joint venture in Japan (the "Nikon Transaction") pursuant to which the Company is obligated, subject to certain closing conditions, to contribute approximately $4.2 million in cash and approximately $5.8 million in the Company's Common Stock. Accordingly, some of the additional authorized shares would be issued by the Board of Directors in connection with the Nikon Transaction.

     o On March 28, 2003, the Company's "shelf" registration statement on Form S-3 that it filed with the SEC on March 7, 2003 (the "Shelf") became effective. The Company to may, from time to time, sell additional shares of its Common Stock that are effectively registered on the Shelf having an aggregate public offering price of up to $100,000,000. Accordingly, some of the additional authorized shares would be issued by the Board of Directors in the event it determines to sell shares of the Company's Common Stock pursuant to the Shelf.

     o From time to time, the Board of Directors considers certain opportunities to enter into acquisitions, investments, joint ventures, strategic alliances and similar transactions ("Strategic Transactions"). Strategic Transactions can be important for extending the Company's applications, distribution channels or geographic markets, or for providing an opportunity to extend the Company's product offerings. While, other than the Nikon Transaction, the Company is not currently a party to any definitive agreement with respect to any Strategic Transaction, the Board of Directors does not believe there is an adequate number of shares authorized the event an opportunity to enter into any Strategic Transaction should arise. Accordingly, some of the additional authorized shares (or securities convertible into such additional authorized shares) may be issued by the Board of Directors as payment, either in part or in whole, in connection with any Strategic Transaction that the Company may enter into in the future.

Future Issuance of Shares

         Other than a possible sale of shares under the Shelf, further issuance of shares pursuant to the LeveLite merger agreement, the issuance of shares in connection with the Nikon Transaction and any possible Strategic Transaction that we may consider from time to time, the Company has no plans, arrangements, commitments or understandings with respect to the issuance of any of the additional shares of Common Stock which would be authorized by the proposed amendment.

         If  the  proposed  amendment  is  approved  by  the  shareholders,  the additional shares will be available for issuance from time to time without further action by the shareholders (unless required by applicable law, regulatory agencies or by the rules of any stock exchange on which the Company's securities may then be listed) and without first being offered to the shareholders. Shares may be issued for such consideration as the Board of Directors may determine in its discretion and as may be permitted by applicable law. Shareholders do not have preemptive rights with respect to any future issuance of shares of the Company's Common Stock. The issuance of Common Stock, or securities convertible into Common Stock, on other than a pro-rata basis would result in the dilution of a present shareholder's interest in the Company. The proposed amendment to the Articles of Incorporation does not change the terms of the Common Stock. The additional shares of Common Stock for which authorization is sought will have the same rights in respect of voting, dividends and distributions, and will be identical in all other respects to the shares of Common Stock now authorized.

         The Company has not proposed the increase in the authorized number of shares with the intention of using the additional shares for anti-takeover purposes, although the Company could theoretically use the additional shares to make it more difficult or to discourage an attempt to acquire control of the Company. As of this date, the Company is unaware of any pending or threatened efforts by any third parties to acquire control of the Company.

Proposed Amendment to the Articles of Incorporation

         At the Annual Meeting, the following resolution will be introduced:

         RESOLVED, that the Restated Articles of Incorporation of this Corporation, as amended, be further amended by deleting the second sentence of
Article III in its entirety and inserting, in lieu thereof, the following new second sentence of Article III, providing in its entirety as follows:

          "The total number of shares of preferred stock that this Corporation shall have authority to issue is 3,000,000 without par value, and the total number of shares of common stock this Corporation shall have authority to issue is 60,000,000 without par value."

Vote Necessary to Approve the Amendment

         The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting is necessary for approval of the amendment. Therefore, abstentions and broker non-votes (which may occur if a beneficial owner of stock, where shares are held in a brokerage or bank account, fails to provide the broker or bank voting instructions as to such shares) effectively count as votes against the amendment. If approved by the shareholders it is anticipated that the amendment will become effective as soon as practicable after the Meeting.

Recommendation of the Board

         The Board of Directors recommends a vote "FOR" the approval of the proposed amendment to the Articles of Incorporation, as amended, to increase the number of authorized shares of Common Stock from 40,000,000 to 60,000,000 and proxies solicited by the Board will be voted in favor of the amendment unless a shareholder indicates otherwise on the proxy.


                                  PROPOSAL III
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has appointed Ernst & Young LLP ("Ernst & Young") as the Company's independent auditors, to audit the financial statements of the Company for the current fiscal year ending January 2, 2004. Ernst & Young has been the Company's independent auditor since 1986. The Company expects that a representative of Ernst & Young will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to answer any appropriate questions.

Fees Billed to the Company by Ernst & Young LLP during Fiscal Year 2002

Audit Fees:

         Audit fees billed to the Company by Ernst & Young related to the Company's fiscal year ended January 3, 2003 for the audit of the Company's annual consolidated financial statements included in Form 10-K, the review of quarterly financial statements included in the Company's quarterly reports filed on Form 10-Q, statutory audits of entities outside the United States and assistance with registration statements filed on Form S-3 totaled approximately $947,000.

Audit-Related Fees:

         Audit-related fees billed to the Company by Ernst & Young related to the Company's fiscal year ended January 3, 2003 for accounting consultations for audit related matters totaled approximately $35,000.

Tax Fees:

         Tax fees  billed to the  Company  by Ernst & Young in the  fiscal  year
ended  January  3,  2002  totaled   $1,546,000.   These  services  included  tax
compliance, tax advice, and tax planning.

Financial Information Systems Design and Implementation Fees:

         The Company did not engage Ernst & Young to provide any advice to the Company regarding financial information systems design and implementation during the fiscal year ended January 3, 2003.

All Other Fees:

     The Company did not engage Ernst & Young to provide any other services to the Company in the fiscal year ended January 3, 2003 other than those included in the categories above.

Audit Committee Pre-Approval of Non-Audit Services

         Beginning in August 2002, all non-audit related services to be performed by Ernst & Young and all audit, review or attest engagement required under applicable securities laws were pre-approved by the Audit Committee. The Audit Committee has considered whether the provision of non-audit services by Ernst & Young to the Company is compatible with maintaining Ernst & Young's independence.

Vote Required

         Ratification of the appointment of Ernst & Young as the Company's independent auditors for the current fiscal year ending January 2, 2004, will require the affirmative vote of the holders of a majority of the shares present and voting at the Annual Meeting either in person or by proxy. In the event that such ratification by the shareholders is not obtained, the Audit Committee and the Board of Directors will reconsider such selection.

Recommendation of the Board of Directors

         The Company's Board of Directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as the independent auditors for the Company for the current fiscal year ending January 2, 2004.

                                  HOUSEHOLDING

         As permitted by the Exchange Act, we may deliver only one copy of this Proxy Statement to shareholders residing at the same address, unless such shareholders have notified the Company of their desire to receive multiple copies of the Proxy Statement.

         The Company will promptly deliver, upon oral or written request, a separate copy of this Proxy Statement to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to the Company at its principal executive offices, Attention: Investor Relations, at 645 North Mary Avenue, Sunnyvale, California 94085, (408) 481-8000.


                                  OTHER MATTERS

         The Company knows of no other matters to be submitted for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

         It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to mark, sign, date, and return the accompanying Proxy as promptly as possible in the postage-prepaid envelope which has been enclosed for your convenience or vote electronically via the Internet or by telephone in accordance with the detailed instructions on your individual Proxy card.

                                                For the Board of Directors
                                                TRIMBLE NAVIGATION LIMITED

                                                ROBERT S. COOPER
                                                Chairman of the Board
Dated:  April 4, 2003

           Supplemental Information Provided Pursuant to Regulation G

         On March 7, 2003, the Company filed its Annual Report on Form 10-K for the fiscal year ended January 3, 2003 (the "10-K"). Under Item 6, "Selected Financial Data, we presented a table entitled "Other Operating Data". In this table, we included a financial measure, "EBITDA," which we defined as earnings from continuing operations before interest income, interest expense, income taxes, depreciation and amortization. "EBITDA" was stated as $46,025,000, $41,038,000, $49,196,000, $29,345,000 and $(13,637,000) for our fiscal years ended January 3, 2003, December 28, 2001, December 29, 2000, December 31, 1999 and January 1, 1999, respectively. "EBITDA" is a financial measure that is not calculated or presented in accordance with generally accepted accounting principles ("GAAP").

         Regulation G, promulgated pursuant to Section 401(b) of the Sarbanes-Oxley Act of 2002 ("Regulation G"), is effective as of March 28, 2003. Regulation G requires a registrant that publicly discloses any material information that includes a "non-GAAP financial measure", as defined in Regulation G, to provide the following information as part of the disclosure of the non-GAAP financial measure: (a) a presentation of the most directly comparable financial measure calculated and presented in accordance with GAAP; and (b) a reconciliation (by schedule or other clearly understandable method), which shall be quantitative for historic measures and quantitative, to the extent available without unreasonable efforts, for prospective measures, of the differences between the non-GAAP financial measure presented and the most directly comparable financial measure or measures calculated and presented in accordance with GAAP.

         Accordingly, pursuant to Regulation G, we hereby provide the following presentation and reconciliation of the "EBITDA" financial measure included in the 10-K:

                     EBITDA Presentation and Reconciliation

Fiscal years ended                    January 3,   December 28,    December 29,   December 31,   January 1,
(in thousands of dollars)               2003           2001            2000           1999         1999
Net income (loss) from continuing      $ 10,324      $(23,492)        $ 14,185       $ 18,662   $ (27,355)
operations, as reported

Interest expense (income), net           14,051         21,106           9,960          (463)        (192)

Taxes                                     3,500          1,900           1,575          2,073        1,400

Depreciation and amortization            18,150         41,524          23,476          9,073       12,510
                                         ------         ------          ------          -----       ------
EBITDA                                 $ 46,025       $ 41,038        $ 49,196       $ 29,345   $ (13,637)
                                       --------       --------        --------       --------   ----------

                                   APPENDIX A

PROXY                  TRIMBLE NAVIGATION LIMITED                        PROXY

                  PROXY FOR 2003 ANNUAL MEETING OF SHAREHOLDERS

This Proxy is Solicited on Behalf of the Board of Directors

The  undersigned   shareholder  of  TRIMBLE  NAVIGATION  LIMITED,  a  California
corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 4, 2003, and hereby appoints Steven W. Berglund, and Mary Ellen Genovese and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2003 Annual Meeting of Shareholders of TRIMBLE NAVIGATION LIMITED, to be held on Tuesday, May 20, 2003, at 1:00 p.m. local time, at the Four Points Sheraton Hotel in Sunnyvale, located at 1250 Lakeside Drive, Sunnyvale, California 94085 in the Ballroom and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE LISTED NOMINEES IN THE ELECTION OF DIRECTORS, TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE AMOUNT OF AUTHORIZED SHARES FROM 40,000,000 TO 60,000,000, FOR THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE CURRENT FISCAL YEAR ENDING JANUARY 2, 2004, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) THEREOF.

Both of such attorneys or substitutes (if both are present and acting at said meeting or any adjournment(s) thereof, or, if only one shall be present and acting, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

                 (Continued, and to be signed on the other side)


                              FOLD AND DETACH HERE

                YOU MAY VOTE IN ANY OF THE FOLLOWING THREE WAYS:

1. Vote via the Internet at http://www.proxyvote.com. You will need the Control Number that appears in the box in the lower right corner of this card.

2. Vote by telephone by calling 1-800-435-6710 from a touch-tone telephone in the U.S. There is no charge for this call. You will need the Control Number that appears in the box in the lower right corner of this card.

3.   Mark, sign and date this proxy form and return it in the enclosed envelope.



--------------------------------------------------------------------------------

[Company logo appears here]
Trimble Navigation Limited
645 N. Mary Ave.
Sunnyvale, CA  94085
                                             VOTE BY INTERNET-www.proxyvote.com
                                                              -----------------
                                              Use the Internet to transmit
                                              your voting instructions and
                                              for  electronic  delivery of
                                              information  up until  11:59
                                              P.M.  Eastern  Time  the day
                                              before the  cut-off  date of
                                              meeting   date.   Have  your
                                              proxy  card in hand when you
                                              access  the  web  site.  You
                                              will be  prompted  to  enter
                                              your 12-digit Control Number
                                              which  is  located  below to
                                              obtain  your  records and to
                                              create an electronic  voting
                                              instruction form.

                                              VOTE BY PHONE - 1-800-690-6903
                                              Use any touch-tone telephone
                                              to   transmit   your  voting
                                              instructions  up until 11:59
                                              P.M  Eastern  Time  the date
                                              before the  cut-off  date or
                                              meeting   date.   Have  your
                                              proxy  card in hand when you
                                              call.  You will be  prompted
                                              to   enter   your   12-digit
                                              Control   Number   which  is
                                              located   below   and   then
                                              follow       the      simple
                                              instructions the Vote Voices
                                              provides you.

                                              VOTE BY MAIL
                                              Mark,  sign  and  date  your
                                              proxy  card and return it in
                                              the postage-paid envelope we
                                              have  provided  or return it
                                              to    Trimble     Navigation
                                              Limited,    c/o   ADP,    51
                                              Mercedes Way,  Edgewood,  NY
                                              11717.

--------------------------------------------------------------------------------
          TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
TRIMBLE                                      KEEP THIS PORTION FOR YOUR RECORDS
--------------------------------------------------------------------------------
                       DETACH AND RETURN THIS PORTION ONLY

               THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

Trimble Navigation Limited

Vote on Directors

1.  Elections of Directors to serve for the  FOR    WITHHOLD    FOR      To withhold authority to vote,
    ensuing year and until their                    FOR ALL     ALL      mark "For All Except" and write
    successors are elected.                                     EXCEPT   the nominee's number on the line
                                             [ ]     [ ]         [ ]     below.
                                                                         ______________________________

Nominees:
01 Steven W. Berglund, 02 Robert S.
Cooper,
03 John B. Goodrich, 04 William Hart, 05
Ulf
J. Johansson, and 06 Bradford W. Parkinson

Vote on Proposals
                                                     FOR    AGAINST    ABSTAIN
2.  To amend the Company's Articles of               [ ]     [ ]         [ ]
    Incorporation to increase the amount of
    authorized shares from 40,000,000 to 60,000,000.

3.  To ratify the appointment of Ernst & Young LLP   FOR   AGAINST     ABSTAIN
    as independent auditors of the Company           [ ]     [ ]          [ ]
    for the current fiscal year ending
    January 2, 2004.

4. To transact suchh other business as may properly come before the meeting or any adjournment thereof.

Signature(s)______________________________________________   Dated _______, 2003
(This Proxy should be marked, dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. If signing for estates, trusts, corporations, or partnerships' title or capacity should be stated. If shares are held jointly each holder should sign.)



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